SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SIONIX CORPORATION
Name of the Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Not applicable
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(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

(4)	Proposed maximum aggregate value of transaction: Not applicable
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SIONIX CORPORATION
2801 Ocean Park Blvd., Suite 339
Santa Monica, CA 90405
 Telephone (847) 235-4566

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To our stockholders:

A special meeting of the stockholders of Sionix Corporation will be held on March 17, 2010, at 2:00 p.m. Pacific Standard Time, at 850 Palisades Beach Road, Santa Monica, 90403 for the following purposes:

(1)           to vote upon an amendment to our articles of incorporation that will increase the total number of our authorized shares from 150,000,000 to 610,000,000, consisting of 600,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share; and

(2)           to transact such other business that may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on January 27, 2010 will be entitled to notice of and to vote at the special meeting and at any continuation or adjournments thereof.

All stockholders are cordially invited to attend the special meeting in person.  Your vote is important.  Please return the enclosed proxy as promptly as possible, whether or not you plan to attend the special meeting.  Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented.  Even though you return your proxy, you may nevertheless attend the special meeting and vote your shares in person if you wish.  If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 17, 2010:  This proxy statement is available for viewing, printing and downloading at www.iproxydirect.com.

By Order of the Board of Directors

February __, 2010	By:	/s/ James R. Currier
Santa Monica, California		Name: James R. Currier,
Title: Chairman and Chief Executive Officer

PROXY STATEMENT FOR SPECIAL MEETING
OF THE STOCKHOLDERS OF
SIONIX CORPORATION
2801 Ocean Park Blvd., Suite 339
Santa Monica, CA 90405
 Telephone (847) 235-4566

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Sionix Corporation, a Nevada corporation (referred to as the “company”, “we”, “our” or “us”) for use at our special meeting of stockholders to be held at 850 Palisades Beach Road, Santa Monica, 90403 on March 17, 2010, at 2:00 p.m. Pacific Standard Time, and at any meeting following adjournment thereof.  The notice of special meeting, this proxy statement and the accompanying proxy card are being mailed to stockholders on or about February __, 2010.

Revocability of Proxy and Voting of Shares

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised.  The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with our Chief Executive Officer at our executive office address provided above.  The proxy may also be revoked by attending the meeting and voting in person.  If it is not revoked, and assuming it is properly executed, dated, and returned, the proxy will be voted at the meeting in accordance with the stockholder’s instructions indicated on the proxy card.  If no instructions are indicated, the proxy will be voted FOR the amendment to our articles of incorporation to increase our authorized shares, and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the meeting and at any continuation or adjournments thereof.

Dissenters’ Rights

No stockholder has the right to dissent to or to receive an appraisal of his common stock in conjunction with the proposal to be voted upon.

Interests of Certain Persons in Matters to Be Acted Upon

No person who has been a director or executive officer of the company at any time since the beginning of the last fiscal year, or any director nominee, or any associate of any such person, has any substantial interest, direct or indirect, by security holdings or otherwise, in the matter to be acted upon in this proxy statement which is not shared on a pro rata basis by all other holders of the same classes of securities held by such persons.

Votes Required for Approval and Counting of Votes

The board of directors has fixed January 27, 2010 as the record date (the “Record Date”) for determining holders of our common stock, $0.001 par value per share, who are entitled to vote at the meeting.  As of the Record Date, we had 148,795,946 shares of common stock issued and outstanding.  Each share of common stock is entitled to one vote.  The presence, in person or by proxy, of holders holding a majority of our issued and outstanding shares of common stock is necessary to constitute a quorum for the transaction of business at the Special Meeting.  In order for the authorized shares amendment to be approved, we must receive the affirmative vote of stockholders holding at least a majority of the issued and outstanding shares of common stock as of the Record Date.  The inspector of election will determine whether or not a quorum is present and will tabulate the votes in conjunction with information received from our transfer agent.

Shares which abstain from voting as to the proposals and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to any proposal (“broker non-votes”), will be counted for purposes of determining whether the quorum exists.  However, for purposes of determining the outcome of the proposal, broker non-votes will be treated as not present and not entitled to vote and abstentions will be treated as a vote against the proposals.

Expenses of this Proxy Statement

The company will pay all expenses associated with the distribution of this proxy statement.

OVERVIEW OF PROPOSAL TO
AMEND OUR ARTICLES OF INCORPORATION TO
INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES
FROM 150,000,000 TO 610,000,000, CONSISTING OF
600,000,000 SHARES OF COMMON STOCK AND 10,000,000 SHARES OF PREFERRED STOCK

               This proxy statement includes one proposal requiring shareholder approval.  The proposal relates to approval of an amendment to our articles of incorporation, which our board of directors unanimously approved on January 24, 2010, to increase the total number of authorized shares from 150,000,000 to 610,000,000, consisting of 600,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.  We refer to the board approved amendment in this discussion as the “authorized shares amendment.” A copy of the authorized shares amendment is attached to this proxy statement as Annex 1.

The authorized shares amendment will be implemented by filing articles of amendment with the Secretary of State of Nevada.  Once we file the amendment, we will have 451,204,053 shares of authorized but unissued and unreserved common stock available for issuance and 10,000,000 shares of authorized but unissued, undesignated and unreserved preferred stock available for issuance.

Reason for Amendment

Our articles of incorporation currently authorize only 150,000,000 shares of common stock.  We do not have any shares of preferred stock authorized.  As of the Record Date, we had 148,795,946 shares of common stock issued and outstanding.  In addition, as of the Record Date, we have outstanding options, warrants and convertible debt securities that are convertible into or exercisable for common stock, which if exercised and converted in full, would obligate us to issue an additional 60,675,415 shares of common stock.  Therefore, we currently have a deficiency of authorized common stock in the amount of 59,471,362 shares.   This deficiency has caused us to record a derivative liability in our financial statements in the amount of $9,938,763 as reported in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009.  Once the authorized shares amendment is effective, this derivative liability would be eliminated from our financial statements, in an amount to be determined in accordance with U.S. GAAP at the time the authorized shares amendment becomes effective.  Moreover, we do not have adequate authorized unissued shares to enable us to raise equity capital to fund our current operations and future growth.  Although we do not have any definitive plans or agreements in place for any issuances other than the possible issuances described above in relation to our outstanding options, warrants and convertible debt securities, the unissued shares of common stock will be available for issuance as may be deemed advisable by the board of directors for various purposes, including financing transactions, strategic transactions, compensation of service providers and in connection with stock splits or dividends.

The authorized shares amendment will also vest in the board of directors the authority to issue the shares of preferred stock in one or more series and, to the extent permitted by law, fix and determine the preferences, limitations and relative rights of the preferred shares of any series so established, including, without limitation, dividend rates, conversion prices, voting rights, redemption rights, liquidation preferences and similar matters. Provisions in a company’s articles of incorporation authorizing preferred stock in this manner are often referred to as “blank check” provisions, as they give a board of directors the flexibility, at any time or from time to time, without further shareholder approval (except as may be required by applicable laws, regulatory authorities or the rules of any stock exchange on which the securities of the company are then listed), to create one or more series of preferred stock and to determine by resolution the terms of each such series.  We believe the authorization of preferred stock may be necessary to consummate an equity financing transaction in the future, as institutional investors often require certain preferences, rights and privileges be attached to their equity investments.  Although we currently do not have any plans to issue the preferred stock, we believe that having the flexibility to issue preferred stock will enhance our chances of raising capital to the extent we need to do so.

Please see the more detailed discussion below titled “Effect of the Proposal/Advantages and Disadvantages.”

Anti-takeover Effect of Amendment

This proposal could make any attempt to gain control of our company more difficult, costly or time consuming and the availability of additional authorized and unissued shares might make it more difficult to remove management.  Please see the more detailed discussion below titled “Effect of the Proposal/Advantages and Disadvantages.”

Section 2.3 of Article 2 of our bylaws also has an anti-takeover effect.  Section 2.3 states that a special meeting of our stockholders may be called at any time only by the chairman of the board, by the chief executive officer, by the president, or by the board of directors pursuant to a resolution adopted by a majority of the total number of directors that the company would have if there were no vacancies.  This provision prevents stockholders from calling a special meeting, no matter how much voting power they have.  Therefore, no stockholder who is not a member of management is able to call a special meeting to propose a vote on any transaction, such as a merger or removal of management, even if the transaction is in the best interests of our stockholders.

The authorized shares amendment was not adopted as a result of management’s knowledge of any specific effort to accumulate our securities or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise.  As of the date of this proxy statement, other than Section 2.3 of our bylaws discussed above, neither our articles of incorporation nor our bylaws contain provisions having an anti-takeover effect.  The adoption of the authorized shares amendment is not part of a plan by management to adopt a series of such amendments and management does not intend to propose other anti-takeover measures.

Effect of the Proposal/Advantages and Disadvantages

We anticipate that we will need to obtain financing to fund our operations for at least the next 12 months, if not longer.  Over the next 12 months, we will need to raise capital to cover our operating costs, support our growth, and repay certain outstanding debts.  To raise capital, we would offer our securities, including common stock, preferred stock, warrants or convertible debt securities.  In the future, we may also find it advantageous to enter into acquisition transactions or other strategic relationships.  If adequate shares of our common stock or preferred stock are not available when an opportunity presents itself, we may lose the opportunity.  If the authorized shares amendment is not approved, the board of directors would be required to either call a special stockholders’ meeting or wait for the next scheduled annual meeting of stockholders in order to obtain approval for each proposed issuance.  This would impede the ability of our board of directors to act quickly to consummate transactions requiring the issuance of our securities and would greatly increase our costs of doing business.

On the other hand, the additional authorized and unissued shares may be issued by the board of directors to make any attempt to gain control of our company more difficult, costly or time consuming, or to make it more difficult to remove management, even if it were in the best interests of the stockholders.  Shares could be issued by the board to dilute the percentage ownership of a significant stockholder, thereby making it difficult or impossible for that stockholder to assume control.  Issuing additional shares could also increase the costs associated with, or the number of voting shares necessary for, removing management or meeting the voting requirements imposed by Nevada law with respect to a merger, tender offer or proxy contest.  Our board of directors currently has no intention to issue shares for any of these purposes.

Limitations on the Adoption of the Authorized Shares Amendment

Our common stock is traded on the OTC Bulletin Board, which is a quotation service, not an exchange.  The OTC Bulletin Board does not reserve the right to refuse to list or to de-list any stock which has unusual voting provisions that nullify or restrict its voting nor does it have requirements calling for a stockholder vote on issuances of additional shares.

Section 78.390 of the Nevada Revised Statutes

Section 78.390 of the Nevada Revised Statutes permits the amendment of a corporation’s articles of incorporation to allow for an increase or decrease of the aggregate number of authorized shares of a class so long as the amendment is approved by the holders of at least a majority of the voting power of the corporation.

Effective Date

The authorized shares amendment will become effective when we file it with the Nevada Secretary of State.  If this proposal is approved, we intend to file the authorized shares amendment immediately following this meeting.

Based on the foregoing discussion, the board of directors requests that stockholders approve the following resolution in connection with the authorized shares amendment:

RESOLVED, that the stockholders hereby authorize the board of directors to file the authorized shares amendment to increase the total number of authorized shares from 150,000,000 to 610,000,000, consisting of 600,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
AMENDING OUR ARTICLES OF INCORPORATION TO INCREASE
THE TOTAL NUMBER OF AUTHORIZED SHARES FROM 150,000,000 TO 610,000,000,
CONSISTING OF 600,000,000 SHARES OF COMMON STOCK
AND 10,000,000 SHARES OF PREFERRED STOCK.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the Record Date as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities.  The number of shares shown as beneficially owned in the table below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.  Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.  Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all of the shares of common stock shown as beneficially owned by the shareholder.

The following table is based on a total of 148,795,946 shares of common stock outstanding:

Title of Class	Name and Address of Benefical Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	James R. Currier, Chairman and CEO	800,000	(2)	0.5%

Common Stock	David R. Wells, President, CFO and Director	800,000	(3)	0.5%

Common Stock	Rodney Anderson, former interim Chief Executive Officer and Director	2,578,500	(4)	1.7%

Common Stock	John Pavia, Director	620,000	(5)	0.4%

Common Stock	Frank Power, Director	—	(6)	0.0%

Common Stock	James W. Alexander, Director	2,496,517	(7)	1.7%

	All officers and directors (6 persons)	14,592,128		4.8%

______________
(1)	The address for each of our officers and directors is 2801 Ocean Park Boulevard, Suite 339, Santa Monica, CA 90405.
(2)	Appointed as the Company’s Chief Executive Officer and Chairman of the Board of Directors on December 16, 2009. Shares beneficially owned consist of an option grant as a result of employment contract dated December 16, 2009. The options vest immediately and are exercisable once the Company has received stockholder approval for the increase in the authorized number of shares of common stock and a certificate from the State of Nevada effectuating the increase in authorized shares of common stock
(3)	Appointed as the Company’s Chief Financial Officer and Director on December 16, 2009. Shares beneficially owned consist of an option grant as a result of employment contract dated December 16, 2009. The options vest immediately and are exercisable once the Company has received stockholder approval for the increase in the authorized number of shares of common stock and a certificate from the State of Nevada effectuating the increase in authorized shares of common stock.
(4)	Appointed and served as Interim Chief Financial Officer from October 15, 2008 until February 26, 2009. Appointed and served as Interim Chief Executive Officer from February 26, 2009 until December 15, 2009. Shares beneficially owned include 300,000 shares of common stock, an option granted on December 13, 2007, to purchase 1,000,000 shares of common stock at $0.25 per share, and an option granted on March 30, 2009 to purchase a total of 1,380,114 shares of common stock at $0.15 per share, of which 1,207,599 shares are eligible to be purchased as of the Record Date, and which expire on March 29, 2014. These options were granted as additional compensation for the Company’s purchase of equipment from RJ Metal, Inc. in which Rodney Anderson is a director, officer and significant shareholder an officer.
(5)	Appointed as Director in July 2008. Shares beneficially owned consist of an option granted on July 11, 2008, to purchase 500,000 shares of common stock at $0.25 per share, which expires on July 10, 2013.
(6)	Appointed as Director on March 24, 2009 and does not have a beneficial ownership interest in the Company.
(7)	Appointed as Director on March 3, 2009. Shares beneficially owned consists of 500,000 shares of our common stock, debt and interest that is convertible into 996,517 shares of common stock, and warrants to purchase 1,000,000 shares of our common stock at an exercise price of $0.10 per share that expire on August 20, 2011. Of the debt and interest that is convertible into shares of common stock, 168,567 shares of common stock that it is convertible into cannot be effected until the Company has received stockholder approval for the increase in the authorized number of shares of common stock and a certificate from the State of Nevada effectuating the increase in authorized shares of common stock. The shares beneficially owned also include shares of his spouse.

Shareholder Proposals

To be considered for inclusion in our next annual proxy statement, shareholder proposals must be received at our principal executive office no later than the close of business on August 1, 2010.

Notice of intention to present a proposal at the next annual meeting should be addressed to Chief Executive Officer, Sionix Corporation, 2801 Ocean Park Blvd, Suite 339, Santa Monica, California 90405.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.  Any stockholder proposal for our next annual meeting submitted after August 1, 2010 will not be considered filed on a timely basis.  For proposals that are not timely filed, we retain discretion to vote the proxies we receive. For proposals that are timely filed, we retain discretion to vote the proxies we receive, provided that (i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a proxy statement.

Transaction of Other Business

Management does not know of any matters to be brought before the meeting other than those referred to in this proxy statement.  If any matters which are not specifically set forth in the form of proxy and this proxy statement properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

Multiple Shareholders Sharing One Address

We will only deliver one proxy statement to multiple stockholders sharing one address unless we have received prior instructions to the contrary from one or more of such stockholders.  Upon written or verbal request, we will promptly deliver a separate copy of this proxy statement and any future proxy statements to any stockholder at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement and any future proxy statements to any stockholder or holders sharing an address to which multiple copies are now delivered.  Any such requests in writing should be directed to our principal executive office at the following address:

SIONIX CORPORATION
Attn.:  Chief Executive Officer
2801 Ocean Park Blvd., Suite 339
Santa Monica, CA 90405
 Telephone (847) 235-4566

ANNEX 1

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
(Pursuant to NRS 78.385 AND 78.390)

1.	Name of Corporation:
Sionix Corporation
2.	The articles have been amended as follows: Section 4.1 of Article 4 of the Articles of Incorporation of the corporation is hereby deleted and the following shall appear in its place:

“Section 4.1	The total number of shares of stock that the Corporation shall have authority to issue is 610,000,000, of which (i) 600,000,000 with a par value of $0.001 per share shall be designated as “Common Stock”, and (ii) 10,000,000 shares with a par value of $0.001 per share shall be designated as “Preferred Stock.”

Section 4.2	Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights, and the qualifications, limitations and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Nevada. The authority of the Board of Directors with respect to each series of the Preferred Stock shall include, but not be limited to, determination of the following:

(a)           The number of shares constituting that series and the distinctive designation of that series;

(b)           The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)           Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d)           Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)           Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)           Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)           The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h)           Any other relative rights, preferences and limitations of that series.”

A-1

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ___________________

4.	Effective date of filing: (optional) _________________________
5.	Signature: (required)

X___________________________
Signature of Officer

A-2

SIONIX CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS – MARCH 17, 2010 AT 2:00 PM PST
CONTROL ID:
PROXY ID:
PASSWORD:

The undersigned stockholder of Sionix Corporation, a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, dated _____________, 2010, and hereby constitutes and appoints David R. Wells, President of the Company, and James R. Currier, Chief Executive Officer of the Company, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on March 17, 2010, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com

SPECIAL MEETING OF THE STOCKHOLDERS OF SIONIX CORPORATION			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR	AGAINST	ABSTAIN

To vote upon an amendment to our articles of incorporation that will increase the total number of our authorized shares from 150,000,000 to 610,000,000, consisting of 600,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.
			☐	☐

CONTROL ID:
PROXY ID:
PASSWORD:

Proposal 2
To transact such other business that may properly come before the meeting or any adjournment thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE AMENDMENT TO OUR ARTICLES OF INCORPORATION (PROPOSAL 1).
MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2010

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)